AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER __, 2000.

                                         Registration No.  333-__________

   ======================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                         __________________________
                                  FORM S-3
                           Registration Statement
                                    Under
                         The Securities Act of 1933
                         __________________________

                          NORTHWESTERN CORPORATION
           (Exact name of registrant as specified in its charter)

              Delaware                                46-0172280
     (State or other jurisdiction                  (I.R.S. Employer
  of incorporation or organization)               Identification No.)


    125 S. DAKOTA AVENUE, SUITE 1100               ALAN D. DIETRICH
       SIOUX FALLS, SD  57104           VICE PRESIDENT - LEGAL ADMINISTRATION
           (605) 978-2908                      NORTHWESTERN CORPORATION
                                          125 S. DAKOTA AVENUE, SUITE 1100
                                                 SIOUX FALLS, SD  57104
                                                     (605) 978-2907
   (Address, including zip code, and        (Name, address, including zip code,
telephone number, including area code, of     and telephone number, including
registrant's principal executive offices)    area code, of agent for service)

                       __________________________

              Please send copies of all communications to:


        ERIC R. JACOBSEN                          ROBERT J. MINKUS
 VICE PRESIDENT, GENERAL COUNSEL                 SCHIFF HARDIN & WAITE
    AND CHIEF LEGAL OFFICER                        6600 SEARS TOWER
   NORTHWESTERN CORPORATION
 125 S. DAKOTA AVENUE, SUITE 1100               233 SOUTH WACKER DRIVE
 SIOUX FALLS, SOUTH DAKOTA  57104              CHICAGO, ILLINOIS  60603

                       __________________________

   Approximate date of commencement of proposed sale to the public:
          From time to time after the effective date of this
                       Registration Statement.
                       ___________________________


        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                                                CALCULATION OF REGISTRATION FEE

                                                             Proposed
       Title of Each Class of            Amount              Maximum          Proposed Maximum
          Securities to be               to be               Offering            Aggregate            Amount of
              Registered               Registered       Price Per Share(1)   Offering Price(1)     Registration Fee
      ----------------------           ----------       ------------------   -----------------     ----------------
   COMMON STOCK, $1.75 PAR VALUE
   PER SHARE (AND RELATED COMMON        212,895              $21.5625          $4,590,548.40          $1,211.90
   STOCK PURCHASE RIGHTS)

   (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low prices of the registrant's common stock on November 15, 2000, as reported in the consolidated reporting system. The value attributable to the common stock purchase rights is reflected in the value attributable to the common stock.


                         __________________________

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

   ======================================================================



               SUBJECT TO COMPLETION, DATED NOVEMBER 22, 2000

   THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THESE SECURITIES IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

   PROSPECTUS

                          NORTHWESTERN CORPORATION


                       212,895 SHARES OF COMMON STOCK
              (INCLUDING RELATED COMMON STOCK PURCHASE RIGHTS)

                            _____________________

        These shares may be offered and sold over time by the stockholders named in this prospectus under the heading "Selling Stockholders," by their pledgees or donees, or by other transferees that receive the shares of common stock in transfers other than public sales. All of the shares covered by this prospectus were issued to the Selling Stockholders in connection with the repurchase from them by our subsidiary, Blue Dot Services Inc., of shares of Blue Dot capital stock. The Selling Stockholders had originally acquired Blue Dot stock in connection with the sales of their businesses to Blue Dot. We will not receive any part of the proceeds from the sale of the shares covered by this prospectus.

        Our common stock is listed on the New York Stock Exchange under the symbol NOR.

                            _____________________

        THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            _____________________

        We have been advised that sales of the shares of common stock offered by this prospectus may be made from time to time by or for the account of the Selling Stockholders on the New York Stock Exchange, in the over-the-counter market, in private transactions, through broker-dealers or otherwise. Any such sales will be made either at fixed prices, at market prices prevailing at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Any broker-dealer may either act as agent for the Selling Stockholders or may purchase any of the shares as principal and, afterwards, may sell those shares from time to time in transactions on the New York Stock Exchange or in the over-the-counter market at prices prevailing at the time of sale or at negotiated prices.
                            _____________________


             The date of this prospectus is __________ __, 2000.





                     WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's Internet site at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

        (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

        (2) Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 (as amended by our Form 10-Q/A filed on November 11, 2000) and September 30, 2000;

        (3) Our Current Reports on Form 8-K dated April 3, 2000 and October 2, 2000;

        (4) The description of the common stock contained in our registration statement on Form S-3 filed with the SEC on June 21, 1995 (registration number 33-60423), including any amendments or reports filed for the purpose of updating that description; and

        (5) The description of the related common stock purchase rights contained in our registration statement on Form 8-A filed with the SEC on December 11, 1996, including any amendments or reports filed for the purpose of updating that description.

        In addition to the documents listed above, we also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement until the Selling Stockholders have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

        You may request a copy of these filings at no cost, by writing to or telephoning us at the following address and telephone number:

             Alan D. Dietrich
             Vice President - Legal Administration
             NorthWestern Corporation
             125 S. Dakota Avenue, Suite 1100
             Sioux Falls, South Dakota  57104
             Telephone:  (605) 978-2907

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. No offer of these securities is being made in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                         FORWARD-LOOKING STATEMENTS

        Some of the matters discussed in this prospectus, in any accompanying prospectus supplement and in the documents that we have incorporated by reference into this prospectus may constitute forward-looking statements within the meaning of the securities laws. NorthWestern cautions that, while we believe these statements to be based on reasonable assumptions and make them in good faith, there can be no assurance that the actual results will not differ materially from those assumptions or that the expectations set forth in the forward-looking statements derived from those assumptions will be realized. Investors should be aware that there are a number of important factors which are difficult to predict and many of which are beyond our control that could cause actual results to differ materially from those implied by the forward-looking statements.
   These factors include, but are not limited to:

             *    the adverse impact of unseasonal weather;
             * developments in the federal and state regulatory environment;
             *    the rate of growth in the service territories served by
                  NorthWestern and its subsidiaries and affiliates;
             *    the speed and degree to which competition enters our
                  industries;
             *    the timing and extent of changes in commodity prices;
             * risks associated with acquisitions and integration of acquired companies, including acquired companies not performing to expectations, greater than anticipated difficulties in achieving cost savings and synergies, difficulties in integrating operations of acquired companies and the loss of key management personnel;
             *    changes in customer usage patterns and preferences; and
             * changing conditions in the economy, capital markets and other factors.

                                NORTHWESTERN

        NorthWestern and its partner entities are energy and communica-tions providers to residential and business customers across North America. Our energy division, NorthWestern Public Service, provides electric and natural gas service and other value-added services to over 125,000 customers in the upper Midwest. As of September 30, 2000, NorthWestern Public Service provided electricity to approxi-mately 57,400 customers in 108 communities in South Dakota, with a combined population of approximately 98,400 people, and natural gas to approximately 80,000 customers in four Nebraska communities and 57 South Dakota communities, with a combined population of approxi-mately 193,200 people, according to the 1990 census. In October 2000, we announced that we entered into an agreement to acquire Montana Power Company's electric and natural gas distribution business, which was reported in NorthWestern's October 2, 2000 report on Form 8-K.

        Through our majority-owned subsidiaries, we also own approximately 30% of CornerStone Propane Partners, L.P., a publicly traded master limited partnership, which we control through a NorthWestern subsidiary that serves as managing general partner. CornerStone serves more than 480,000 residential, commercial, industrial and agricultural customers from 270 customer service centers in 34 states as of September 30, 2000. CornerStone also participates in the supply, marketing and distribution of propane, other natural gas liquids, crude oil and natural gas to other resellers of propane and end-users through its Coast Energy Group operation. In addition, we own majority interests in Expanets, Inc., a nationwide provider of integrated communication and data solutions and network services to small and medium-sized businesses, with operations at 213 locations in all 50 states, and Blue Dot Services Inc., a nationwide provider of air conditioning, heating, plumbing and related services with operations at 73 locations in 26 states.

        We were incorporated in Delaware in 1923. Our principal executive offices are located at 125 S. Dakota Avenue, Sioux Falls, South Dakota 57104. Our telephone number is (605) 978-2908. We maintain an Internet site at http://www.northwestern.com which contains information concerning us and our subsidiaries. The information contained on our Internet site is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.


                            SELLING STOCKHOLDERS

        The shares of common stock covered by this prospectus are being offered by or for the accounts of the Selling Stockholders.

        The table below sets forth certain information as of November 30, 2000, regarding the ownership of NorthWestern's common stock by the Selling Stockholders and as adjusted to give effect to the sale of the shares covered by this prospectus. The Selling Stockholders do not hold any stock options to acquire NorthWestern's common stock.


                                         Number of                                 Number of
                                     Shares Owned Prior         Shares           Shares Owned
      Selling Stockholders              To Offering             Offered       After Offering (1)
      ---------------------            ------------------       -------       -------------------
   Theodore Ferrara                        58,203                58,203               0
   Todd Ferrara                            58,203                58,203               0
   Rosemary A. Gaylor                       4,237                 4,237               0
   Christopher E. Margarites               37,410                37,410               0
   Mark Wm. Shavitz                        38,937                38,937               0
   Kenneth M. Stensland                    15,905                15,905               0

   ________________

  (1) Assumes that the Selling Stockholders will sell all of the shares being offered for sale under this prospectus. There can be no assurance that the Selling Stockholders will sell all or any of the shares being offered for sale under this prospectus.

        The Selling Stockholders acquired their shares on November 30, 2000 in connection with the repurchase from them by Blue Dot Services Inc. (f/k/a ServiCenter USA, Inc.), an indirect subsidiary of NorthWestern, of certain shares of capital stock previously issued by Blue Dot to the Selling Stockholders. The Selling Stockholders had originally acquired shares of Blue Dot stock in connection with the sales of their respective businesses to Blue Dot (or, in the case of Ms. Gaylor, the sale of her then spouse's business to Blue Dot). None of the Selling Stockholders nor any of their affiliates has had within the past three years any material relationship with us or any of our affiliates, except that each of the Selling Stockholders (other than Ms. Gaylor) was employed by Blue Dot or one of its subsidiaries following the acquisition of his respective business by Blue Dot, and Theodore and Todd Ferrara remain so employed.

        As of November 30, 2000, the Selling Stockholders owned an aggregate of 212,895 shares of NorthWestern's common stock, all of which may be offered for sale under this prospectus. As provided in Blue Dot's agreements with certain of the Selling Stockholders, we have agreed to keep the registration statement of which this prospectus forms a part effective until such time as the Selling Stockholders may freely sell any unsold shares in reliance on Rule 144(k) under the Securities Act of 1933.


                               USE OF PROCEEDS

        The Selling Stockholders will receive all of the proceeds from sales of the shares, and we will not receive any proceeds from the sale of the shares.


                            PLAN OF DISTRIBUTION

        We are registering the shares on behalf of the Selling Stockholders. As used in this prospectus, "Selling Stockholders" includes donees and pledgees, transferees or other successors-in-interest selling shares received from a named Selling Stockholder as a gift, pledge or other non-sale related transfer after the date of this prospectus. We or Blue Dot will pay all costs, expenses and fees in connection with the registration of the shares offered by this prospectus. The Selling Stockholders will pay brokerage commissions and similar selling expenses, if any, attributable to the sale of shares. The Selling Stockholders may sell shares from time to time in one or more types of transactions (which may include block transactions) on the NYSE, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares or a combination of such methods of sale, at market prices prevailing at the time of sale or at negotiated prices. These transactions may or may not involve brokers or dealers. Each of the Selling Stockholders has advised us that he or she has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of his or her shares, and no underwriter or coordinating broker is acting in connection with the proposed sale of shares by any Selling Stockholder.

        The Selling Stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom the broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The Selling Stockholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by these broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

        Because a Selling Stockholder may be deemed to be an "underwriter" within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the New York Stock Exchange pursuant to Rule 153 under the Securities Act. We have informed the Selling Stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sale of shares in the market.

        The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided the Selling Stockholders meet the criteria and conform to the requirements of that Rule.

        Upon notification by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (1) the name of each Selling Stockholder and of the participating broker-dealer, (2) the number of shares involved, (3) the price at which those shares were sold, (4) the commissions paid or discounts or concessions allowed to the broker-dealer, where applicable, (5) that the broker-dealer did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and (6) other facts material to the transaction. In addition, upon notification to us by a Selling Shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, we will file a supplement to this prospectus.


                                LEGAL OPINION

        Alan D. Dietrich, Vice President - Legal Administration of NorthWestern will pass upon the validity of the shares offered by this prospectus. As of November 21, 2000, Mr. Dietrich beneficially owned 46,919 shares of NorthWestern's common stock, including 27,638 shares issuable pursuant to the NorthWestern Corporation Stock Option and Incentive Plan.


                                   EXPERTS

        The audited financial statements and schedules included in our 1999 Annual Report on Form 10-K, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                   PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

   ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table indicates the estimated amounts of expenses to be borne by us or Blue Dot in connection with the offering described in this registration statement:

        SEC registration fee . . . . . . . . . . . . . . . . . . $   1,212
              Printing and engraving expenses  . . . . . . . . .     4,000
              Accounting fees and expenses . . . . . . . . . . .     3,000
              Legal fees and expenses  . . . . . . . . . . . . .     8,000
              Miscellaneous expenses . . . . . . . . . . . . . .       788
                                                                 ---------
                               Total . . . . . . . . . . . . . . $  17,000
                                                                 =========

     ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The By-Laws of NorthWestern Corporation provide for indemnification by NorthWestern of each of its directors and officers to the fullest extent permitted by Delaware law for liability (including liability arising under the Securities Act of 1933) of such director or officer arising by reason of his or her status as a director or officer of NorthWestern, provided that he or she met the standards established in the By-Laws, which include requirements that he or she acted in good faith and in a manner he or she reasonably believed to be in NorthWestern's best interest. NorthWestern will also advance expenses prior to final disposition of an action, suit or proceeding upon receipt of an undertaking by the director or officer to repay such amount if the director or officer is not entitled to indemnification. All rights to indemnification and advancement of expenses are deemed to be a contract between NorthWestern and its directors and officers. The determination that a director or officer has met the standards established in the By-Laws may be made by a majority vote of a quorum consisting of disinterested directors, an opinion of counsel (if no such quorum is available or even if attainable, a quorum of disinterested directors so directs), a majority vote of stockholders, or a court (which may also overturn any of the preceding determinations).

        The directors and officers of NorthWestern are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by NorthWestern.

   ITEM 16. EXHIBITS.

        A list of the exhibits filed herewith or incorporated by reference is set forth in the Index to Exhibits which is incorporated herein by reference. Pursuant to Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant is not filing certain documents. The undersigned registrant agrees to furnish a copy of each such document upon request of the SEC.

   ITEM 17. UNDERTAKINGS.

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and
                  (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to
                  Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
   Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sioux Falls, State of South Dakota, on this 22nd day of November, 2000.

                            NORTHWESTERN CORPORATION
                             (Registrant)


                            By: /s/ Merle D. Lewis
                               -------------------------------------
                                  Merle D. Lewis
                                  Chairman of the Board of Directors
                                  and Chief Executive Officer

             ___________________________________________________

                              POWER OF ATTORNEY

        Each director and officer of NorthWestern whose signature appears below hereby authorizes the agent for service named in the registration statement to execute in the name of such person, and to file, any amendment to the registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendment may make such other changes in the registration statement as the agent for service deems appropriate.

             ___________________________________________________

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               DATE                   SIGNATURE AND TITLE
               ----                   -------------------


        November 22, 2000           /s/ M. D. Lewis
                                    --------------------------
                                    M. D. Lewis, Chairman and
                                    Chief Executive Officer

        November 22, 2000           /s/ R. R. Hylland
                                    --------------------------
                                    R. R. Hylland, President,
                                    Chief Operating Officer and
                                    Director

               DATE                   SIGNATURE AND TITLE
               ----                   -------------------


        November 22, 2000           /s/ D. K. Newell
                                    --------------------------
                                    D. K. Newell, Senior Vice
                                    President - Finance and
                                    Chief Financial Officer


        November 22, 2000           /s/ David A. Monaghan
                                    --------------------------
                                    David A. Monaghan,
                                    Controller and Treasurer
                                    (Principal Accounting
                                    Officer)


        November __, 2000           ___________________________
                                    John C. Charters, Director


        November __, 2000           ___________________________
                                    Randy G. Darcy, Director


        November 22, 2000           /s/ Gary G. Drook
                                    ---------------------------
                                    Gary G. Drook, Director


        November 22, 2000           /s/ Jerry W. Johnson
                                    ---------------------------
                                    Jerry W. Johnson, Director

        November 22, 2000           /s/ Larry F. Ness
                                    ---------------------------
                                    Larry F. Ness, Director


        November 22, 2000           /s/ Marilyn R. Seymann
                                    ---------------------------
                                    Marilyn R. Seymann,
                                    Director


        November 22, 2000           Bruce I. Smith
                                    ---------------------------
                                    Bruce I. Smith, Director

                              INDEX TO EXHIBITS

   EXHIBIT
   NUMBER                   EXHIBIT
   -------                  -------

     4.1 Copy of Rights Agreement, dated as of December 11, 1996, between NorthWestern and Norwest Bank Minnesota, N.A., as Rights Agent, is incorporated by reference to Exhibit I to Form 8-A, dated December 13, 1996, Commission File
             No. 0-692.

     4.2 Copy of Credit Agreement, dated as of June 10, 1999, among NorthWestern, several lenders and Canadian Imperial Bank of Commerce, as Agent, is incorporated by reference to Exhibit 4(d) to Form 10-K for the fiscal year ended December 31, 1999, Commission File No. 01-10499.

   * 5.1     Opinion of Counsel.

   *23.1     Consent of Arthur Andersen LLP

   *23.2 Consent of Alan D. Dietrich is contained in his opinion filed as Exhibit 5.1

   *24.1 Powers of Attorney are contained in the signature page of Registration Statement.

   ________________________________________

   * Filed with this registration statement